UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K/A
___________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):   June 7, 2010

ORIENTAL DRAGON CORPORATION
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Cayman Islands	000-52133	N/A
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

No. 48 South Qingshui Road
Laiyang City, Shandong 265200
People’s Republic of China
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

+86 (535) 729-6152
 (ISSUER TELEPHONE NUMBER)

Emerald Acquisition Corporation
(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The following special resolutions were submitted to the holders of the ordinary shares of Oriental Dragon Corporation, formerly known as Emerald Acquisition Corporation (the “Company”) for a vote at the extraordinary general meeting held on June 7, 2010 in Laiyang City, Shandong Province, China.

1.	To change the name of the Company from Emerald Acquisition Corporation to Oriental Dragon Corporation; and

2.
To authorize the Company to file an amendment to the Articles of Association of the Company to reduce the required quorum from one-half to one-third of the shares entitled to vote for future shareholder meetings.

The results of such votes were as follows:

1.	The stockholders approved the name change from Emerald Acquisition Corporation to Oriental Dragon Corporation. The following votes were cast in the approval of the name change:

Number of Votes	Number of Votes	Number of Votes	Number of Broker
Voted For	Voted Against	Abstaining	Non-Votes

18,526,402	0	0	0

2.
The stockholders approved the filing of an amendment to the Articles of Association of the Company to reduce the required quorum from one-half to one-third of the shares entitled to vote for future shareholder meetings. The following votes were cast in the approval of the abovementioned amendment to the Articles of Association:

Number of Votes	Number of Votes	Number of Votes	Number of Broker
Voted For	Voted Against	Abstaining	Non-Votes

18,009,235	467,167	50,000	0

On August 27, 2010, the Company filed a Certificate of Incorporation on Change of Name with Registry of Companies of Cayman Islands and our corporate name change became effective on August 27, 2010. A copy of the Certificate of Incorporation on Change of Name is filed herein as Exhibit 3.4 and incorporated herein by reference.

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.4	Certificate of Incorporation on Change of Name

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Oriental Dragon Corporation

Dated: September 8, 2010	By:	Zhide Jiang
Zhide Jiang President and Chief Executive Officer